                                                                 Exhibit m(1)(c)

                                 AMENDMENT NO. 2
              SECOND AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

      The Second Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 3, 2002, pursuant to Rule 12b-1 of AIM Equity Funds, a Delaware business trust, is hereby amended as follows:

      Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
              SECOND AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                                       OF
                                AIM EQUITY FUNDS
              (CLASS A SHARES, CLASS C SHARES, AND CLASS R SHARES)
                               (DISTRIBUTION FEE)

      The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio.

                                                     MINIMUM           MAXIMUM            MAXIMUM
PORTFOLIO                                          ASSET BASED         SERVICE           AGGREGATE
CLASS A SHARES                                     SALES CHARGE          FEE               FEE
--------------                                     ------------          ---               ---
AIM Aggressive Growth Fund                             0.00%             0.25%             0.25%
AIM Basic Value II Fund                                0.10%             0.25%             0.35%
AIM Blue Chip Fund                                     0.10%             0.25%             0.35%
AIM Capital Development Fund                           0.10%             0.25%             0.35%
AIM Charter Fund                                       0.05%             0.25%             0.30%
AIM Constellation Fund                                 0.05%             0.25%             0.30%
AIM Core Strategies Fund                               0.10%             0.25%             0.35%
AIM Dent Demographic Trends Fund                       0.10%             0.25%             0.35%
AIM Diversified Dividend Fund                          0.10%             0.25%             0.35%
AIM Emerging Growth Fund                               0.10%             0.25%             0.35%
AIM Large Cap Basic Value Fund                         0.10%             0.25%             0.35%
AIM Large Cap Growth Fund                              0.10%             0.25%             0.35%
AIM Mid Cap Growth Fund                                0.10%             0.25%             0.35%
AIM U.S. Growth Fund                                   0.10%             0.25%             0.35%
AIM Weingarten Fund                                    0.05%             0.25%             0.30%

                                                     MAXIMUM           MAXIMUM           MAXIMUM
PORTFOLIO                                          ASSET BASED         SERVICE          AGGREGATE
CLASS C SHARES                                    SALES CHARGE           FEE               FEE
--------------                                    ------------           ---               ---
AIM Aggressive Growth Fund                             0.75%             0.25%             1.00%
AIM Basic Value II Fund                                0.75%             0.25%             1.00%
AIM Blue Chip Fund                                     0.75%             0.25%             1.00%
AIM Capital Development Fund                           0.75%             0.25%             1.00%
AIM Charter Fund                                       0.75%             0.25%             1.00%

                                                      MAXIMUM           MAXIMUM           MAXIMUM
PORTFOLIO                                           ASSET BASED         SERVICE          AGGREGATE
CLASS C SHARES                                     SALES CHARGE          FEE               FEE
--------------                                     ------------          ---               ---
AIM Constellation Fund                                 0.75%             0.25%             1.00%
AIM Core Strategies Fund                               0.75%             0.25%             1.00%
AIM Dent Demographic Trends Fund                       0.75%             0.25%             1.00%
AIM Diversified Dividend Fund                          0.75%             0.25%             1.00%
AIM Emerging Growth Fund                               0.75%             0.25%             1.00%
AIM Large Cap Basic Value Fund                         0.75%             0.25%             1.00%
AIM Large Cap Growth Fund                              0.75%             0.25%             1.00%
AIM Mid Cap Growth Fund                                0.75%             0.25%             1.00%
AIM U.S. Growth Fund                                   0.75%             0.25%             1.00%
AIM Weingarten Fund                                    0.75%             0.25%             1.00%"

                                                    MAXIMUM           MAXIMUM            MAXIMUM
PORTFOLIO                                         ASSET BASED         SERVICE           AGGREGATE
CLASS R SHARES                                   SALES CHARGE           FEE               FEE
--------------                                   ------------           ---               ---
AIM Aggressive Growth Fund                           0.25%              0.25%             0.50%
AIM Blue Chip Fund                                   0.25%              0.25%             0.50%
AIM Capital Development Fund                         0.25%              0.25%             0.50%
AIM Charter Fund                                     0.25%              0.25%             0.50%
AIM Constellation Fund                               0.25%              0.25%             0.50%
AIM Large Cap Basic Value Fund                       0.25%              0.25%             0.50%
AIM Large Cap Growth Fund                            0.25%              0.25%             0.50%
AIM Mid Cap Growth Fund                              0.25%              0.25%             0.50%
AIM Weingarten Fund                                  0.25%              0.25%             0.50%"

----------
* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Class and the applicable Portfolio.

      The Distributor will waive part or all of its Distribution Fee as to a Portfolio (or Class thereof) to the extent that the ordinary business expenses of the Portfolio exceed the expense limitation as to the Portfolio (if any) as contained in the Master Investment Advisory Agreement between the Company and A I M Advisors, Inc.

      All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: May 2, 2003

                                               AIM  EQUITY FUNDS
                                               (on behalf of its Class A, Class
                                               C Shares and Class R Shares)


Attest:  /s/ illegible                         By: /s/ Robert H. Graham
         ------------------------                  ------------------------
            Assistant Secretary                       President